Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2022 Financial Results

—	Fourth quarter revenue of $186.8 million represents year-over-year organic growth of 4% and 5% growth at constant currency

—	Full year revenue of $801.5 million represents year-over-year organic growth of 22% and 25% growth at constant currency

—	Base business organic growth was 35% in the fourth quarter and 39% for the full year

WALTHAM, Mass., February 22, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter and full year 2022. Provided in this press release are financial highlights for the three- and twelve- month periods ended December 31, 2022, followed by our financial guidance for the year 2023, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer of Repligen said, “I’m very pleased with our financial results and am especially encouraged by the performance of our base business which delivered organic growth of 35% in the quarter and 39% for the year. We surpassed $800 million in revenue for 2022, representing 25% overall growth at constant currency. Strategically, 2022 was an important year for us, solidifying our leadership in process intensification, signing two strategic partnerships to support our Analytics and Proteins franchises and completing the integration and build out of our Fluid Management business. We continue to innovate to set new standards in bioprocessing with 10 new product launches in 2022. With an expanding number of differentiated products and customers scaling into late stage and commercial processes, we expect to deliver base organic revenue growth of 12%-16% in 2023.”

Business and Financial Highlights for the Fourth Quarter and Full Year 2022

2022 Business Highlights

•	We continued our track record of innovation, launching 10 new products through our R&D programs

•	We grew cell and gene therapy revenues by over 50%, expanding our presence in this market

•

We signed two strategic partnership deals with DRS Daylight Solutions and Purolite (an Ecolab company), respectively expanding and strengthening our Advanced Analytics platform and our Proteins franchise

•	We integrated our fluid management acquisitions, and completed the build out of our first Fluid Management assembly center in Hopkinton, Massachusetts

•	We completed capacity expansion projects at three sites, strengthening our overall business continuity capabilities for our expanding customer base

•	We advanced our ESG initiatives, particularly in the areas of renewable energy implementation, wastewater and recycling, and diversity (DEI) programs

2022 Financial Highlights

REVENUE

•

Total revenue as reported for the fourth quarter of 2022 increased to $186.8 million compared to $186.5 million for the fourth quarter of 2021, essentially flat year-over-year, while representing a gain of 5% at constant currency, overall organic growth of 4%, and base organic growth of 35%.

•

Total revenue as reported for the full year 2022 increased to $801.5 million compared to $670.5 million for the full year 2021, a year-over-year gain of 20%, or 25% at constant currency, overall organic growth of 22% and base organic growth of 39%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the fourth quarter of 2022 was $96.1 million, a year-over-year decrease of $8.4 million. Adjusted gross profit (non-GAAP) for the fourth quarter of 2022 was $96.1 million, a year-over-year decrease of $9.2 million, or 9%.

•

Gross margin (GAAP) for the fourth quarter of 2022 was 51.4%, compared to 56% for the fourth quarter of 2021. Adjusted gross margin (non-GAAP) for the fourth quarter was 51.5%, compared to 56.4% in the 2021 period, a year-over-year decrease of approximately 500 basis points. The impact of declining COVID related product revenues and the transition to lower margin product lines decreased our gross margins in the quarter. In addition, we recognized increased material cost inflation and depreciation and occupancy costs in the quarter.

•

Gross profit (GAAP) for the full year 2022 was $455.7 million, a year-over-year increase of $64.5 million. Adjusted gross profit (non-GAAP) for the full year 2022 was $457.0 million, a year-over-year increase of $62.1 million, or 16%.

•

Gross margin (GAAP) for the full year 2022 was 56.9%, compared to 58.3% for the full year 2021. Adjusted gross margin (non-GAAP) for the full year 2022 was 57%, compared to 58.9% in 2021, a year-over-year decrease of 190 basis points.

INCOME FROM OPERATIONS

•

Income from operations (GAAP) for the fourth quarter of 2022 was $48.8 million, a year-over-year increase of $11.4 million. Our GAAP income from operations for the quarter included a benefit of $17.1 million related to contingent consideration. Adjusted income from operations (non-GAAP) for the fourth quarter of 2022 was $41.1 million, a year-over-year decrease of $14.8 million.

•

Income from operations (GAAP) for the full year 2022 was $224.7 million, a year-over-year increase of $57.4 million. Our GAAP income from operations for the year included a benefit of $28.7 million related to contingent consideration. Adjusted income from operations (non-GAAP) for the full year 2022 was $232.2 million, a year-over-year increase of $17.0 million, or 8%.

NET INCOME

•

Net income (GAAP) for the fourth quarter of 2022 increased to $48.7 million, a year-over-year increase of $19.6 million. Adjusted net income (non-GAAP) for the fourth quarter of 2022 was $39.1 million.

•

Net income (GAAP) for the full year 2022 was $186.0 million, a year-over-year increase of $57.7 million. Adjusted net income (non-GAAP) for the full year 2022 was $188.6 million, a year-over-year increase of $13.3 million, or 8%.

NET INCOME PER SHARE-Diluted (EARNINGS PER SHARE-Diluted)

•

Earnings per share (GAAP) for the fourth quarter of 2022 increased to $0.85 on a fully diluted basis, compared to $0.50 for the fourth quarter of 2021. Adjusted earnings per share (non-GAAP) for the fourth quarter of 2022 was $0.68 on a fully diluted basis, compared to $0.81 for the fourth quarter of 2021.

•

Earnings per share (GAAP) for the full year 2022 increased to $3.24 on a fully diluted basis, compared to $2.24 for the full year 2021. Adjusted earnings per share (non-GAAP) for the full year 2022 increased to $3.28 on a fully diluted basis, an increase of 7% compared to $3.06 for the full year 2021.

EBITDA

•

Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure, for the fourth quarter of 2022 increased to $64.1 million compared to $49.1 million for the fourth quarter of 2021. Adjusted EBITDA for the fourth quarter of 2022 was $49.1 million, compared to $61.6 million for the fourth quarter of 2021.

•

EBITDA for the full year 2022 was $266.1 million, compared to $204.5 million for the full year 2021, a year-over-year increase of 30%. Adjusted EBITDA for full year 2022 was $247.0 million, a year-over-year increase of $16.4 million, or 7%.

CASH

•	Our cash, cash equivalents and short term investments at December 31, 2022 were $623.8 million, compared to $603.8 million at December 31, 2021.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2023

Our financial guidance for the fiscal year 2023 is based on expectations for our existing business. This guidance also excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

YEAR 2023 GUIDANCE:

•

Total reported revenue is expected to be in the range of $760-$800 million. This guidance reflects our expectations for decreased COVID-related revenue (a year-over-year decrease of $100-$110 million), and base organic revenue growth of 12%-16%, or 11%-15% as reported.

•

Gross margin is expected to be 52.5%-53.5% on both a GAAP and non-GAAP basis down 400 basis points at the midpoint versus 2022. We have optimized our manufacturing expenses, which we expect will offset approximately 50%, or 150 basis points of the product mix implications, leaving facility and depreciation costs as the major headwinds on margins in 2023, at approximately 250 basis points. We expect margins to improve with higher volumes as we move through the second half of 2023, and we expect to deliver further gross margin expansion in 2024.

•

Income from operations is expected to be in the range of $135-$141 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $176-$182 million. Operating margin is expected to be 22.5%-23.5% with the impact of product mix, material cost inflation and facilities and depreciation driving the approximately 600 basis points decline versus 2022. Facilities and depreciation costs are expected to contribute approximately 300 basis points to the overall decline.

•

Net income is expected to be in the range of $112-$117 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $149-$154 million. This reflects a tax rate of 20% on adjusted pre-tax income.

•

Net income per share (GAAP) is expected to be in the range of $1.96-$2.04 on a fully diluted basis. Adjusted net income per share (non-GAAP) is expected to be in the range of $2.61-$2.69 on a fully diluted basis.

Our non-GAAP guidance for the fiscal year 2023 excludes the following items:

•	$2.2 million estimated acquisition and integration expenses in SG&A.

•	$29.3 million estimated intangible amortization expense in SG&A.

•	$1.8 million in amortization of debt issuance expense (Other income (expense)).

•	$10.0 million estimated contingent consideration expense related to our Avitide acquisition and estimates for time value of money implications.

Our non-GAAP guidance for the fiscal year 2023 includes:

•

An income tax increase of $6.4 million, representing the tax impact on acquisition and integration costs, intangible amortization and contingent consideration expense, and amortization of debt issuance costs.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, February 22, 2023, at 8:30 a.m. EST, to discuss fourth quarter and full year 2022 financial results, corporate developments and financial guidance for the year 2023. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 3661340.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit and adjusted gross margin; adjusted cost of sales; adjusted R&D expense; adjusted SG&A expense; adjusted income from operations; adjusted net income;

adjusted net income per share-diluted; earnings before interest, taxes, depreciation and amortization (EBITDA); and adjusted EBITDA. The Company provides organic revenue growth rates, which exclude the impact of both foreign currency translation and the impact of acquisition revenue for current year periods that have no prior year comparable in order to facilitate a comparison of its current revenue performance. The Company provides revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition-related inventory step-up costs, acquisition and integration costs, intangible amortization costs, contingent consideration related to the Company’s acquisitions, amortization of debt issuance costs related to Company’s convertible debt, non-cash interest expense, loss on conversion of debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration, Chromatography, Process Analytics, Fluid Management and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Hampshire, New Jersey and New York), and we also have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at http://www.repligen.com. Follow us on LinkedIn and Twitter.

Forward-Looking Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including our year 2023 financial guidance, cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance and success of our strategic partnerships , the expected performance and integration of our acquired businesses, expectations regarding manufacturing expenses, plans for gross margin expansion, our ability to continue to generate, and the magnitude of, COVID-related revenue, and management’s strategy, plans and objectives for operations or acquisitions, product development and sales, selling, general and administrative expenditures, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the ongoing effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers, as well as on our revenues; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to manage expenses; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the Securities and Exchange Commission (the Commission), including our Quarterly Reports on Form 10-Q and current reports on Form 8-K that we file with the Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$186,515	$186,485	$801,183	$670,319
Royalty and other revenue	247	36	353	215

Total revenue	186,762	186,521	801,536	670,534
Costs and expenses:
Cost of product revenue	90,700	82,048	345,830	279,280
Research and development	11,113	9,119	43,936	34,274
Selling, general and administrative	53,237	52,057	215,829	183,866
Contingent consideration	(17,125)	5,865	(28,729)	5,865

	137,925	149,089	576,866	503,285

Income from operations	48,837	37,432	224,670	167,249
Investment income	4,016	39	6,978	176
Interest expense	(270)	(2,878)	(1,162)	(11,278)
Amortization of debt issuance costs*	(455)	(366)	(1,815)	(1,436)
Other expenses, net	858	621	(9,531)	(1,168)

Income before income taxes	52,986	34,848	219,140	153,543
Income tax provision	4,257	5,738	33,181	25,252

Net income	$48,729	$29,110	$185,959	$128,291

Earnings per share:
Basic	$0.88	$0.53	$3.35	$2.33

Diluted*	$0.85	$0.50	$3.24	$2.24

Weighted average shares outstanding:
Basic	55,542,248	55,304,177	55,460,232	55,015,182

Diluted*	57,105,172	57,715,709	57,455,275	57,264,274

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average twelve months ended December 31, 2022 diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares in the denominator of the weighted average twelve months ended December 31, 2022 diluted EPS calculation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the twelve months ended December 31, 2022 the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

	December 31, 2022	December 31, 2021
Balance Sheet Data:
Cash, cash equivalents, and short term investments	$623,757	$603,814
Working capital	593,922	556,415
Total assets	2,524,658	2,358,354
Long-term obligations*	209,762	233,025
Accumulated earnings	397,272	194,060
Stockholders’ equity	1,910,700	1,750,067

*	Includes long-term portion of the contingent consideration obligation related to the acquisition of Avitide Inc.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP INCOME FROM OPERATIONS	$48,837	$37,432	$224,670	$167,249

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	—	262	—	2,130
Acquisition and integration costs	2,111	6,408	9,253	18,001
Contingent consideration	(17,125)	5,865	(28,729)	5,865
Intangible amortization	7,304	5,941	27,016	21,941

ADJUSTED INCOME FROM OPERATIONS	$41,127	$55,908	$232,210	$215,186

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP NET INCOME	$48,729	$29,110	$185,959	$128,291

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	—	262	—	2,130
Acquisition and integration costs	2,111	6,408	9,514	18,001
Contingent consideration	(17,125)	5,865	(28,729)	5,865
Intangible amortization	7,304	5,941	27,016	21,941
Loss on conversion of debt	—	7	—	13
Amortization of debt issuance costs	455	366	1,815	1,436
Non-cash interest expense(1)	—	2,573	—	10,094
Tax effect of non-GAAP charges	(2,402)	(3,611)	(7,002)	(12,515)

ADJUSTED NET INCOME	$39,072	$46,921	$188,573	$175,256

(1)	Includes impact from adoption of ASU 2020-06.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP NET INCOME PER SHARE - DILUTED	$0.85	$0.50	$3.24	$2.24

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	—	—	—	0.04
Acquisition and integration costs	0.04	0.11	0.17	0.31
Contingent consideration	(0.30)	0.10	(0.50)	0.10
Intangible amortization	0.13	0.10	0.47	0.38
Loss on conversion of debt	—	0.00	—	—
Amortization of debt issuance costs(1)	0.01	0.01	0.03	0.02
Non-cash interest expense(2)	—	0.04	—	0.18
Tax effect of non-GAAP charges	(0.04)	(0.06)	(0.12)	(0.22)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.68	$0.81	$3.28	$3.06

(1)

The twelve months ended December 31, 2022 represented amortization of debt issuance costs for the period April 1, 2022 to June 30, 2022 in addition to the amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 were already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS for the twelve months ended December 31, 2022.

(2)	Includes impact from adoption of ASU 2020-06.

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP NET INCOME	$48,729	$29,110	$185,959	$128,291

ADJUSTMENTS:
Investment income	(4,016)	(39)	(6,978)	(176)
Interest expense	270	306	1,162	1,184
Non-cash interest expense(1)	—	2,572	—	10,094
Amortization of debt issuance costs	455	366	1,815	1,436
Income tax provision	4,257	5,738	33,181	25,252
Depreciation	7,049	5,036	23,859	16,395
Amortization(2)	7,331	5,968	27,126	22,052

EBITDA	64,075	49,057	266,124	204,528

OTHER ADJUSTMENTS:
Inventory step-up charges	—	262	—	2,130
Acquisition and integration costs	2,111	6,408	9,514	18,001
Contingent consideration	(17,125)	5,865	(28,729)	5,865
Loss on conversion of debt	—	7	—	13

ADJUSTED EBITDA	$49,061	$61,599	$246,909	$230,537

(1)	Includes impact from adoption of ASU 2020-06.
(2)	Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended December 31, 2022 and 2021 and $111 for the twelve months ended December 31, 2022 and 2021.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP COST OF SALES	$90,700	$82,048	$345,830	$279,280

ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	—	(262)	—	(2,130)
Acquisition and integration costs	(33)	(510)	(1,234)	(1,503)

ADJUSTED COST OF SALES	$90,667	$81,276	$344,596	$275,647

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP R&D	$11,113	$9,119	$43,936	$34,274

ADJUSTMENT TO R&D:
Acquisition and integration costs	(92)	(431)	(658)	(1,393)

ADJUSTED R&D	$11,021	$8,688	$43,278	$32,881

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP SG&A EXPENSE	$53,237	$52,057	$215,829	$183,866

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,986)	(5,467)	(7,361)	(15,104)
Intangible amortization	(7,304)	(5,941)	(27,016)	(21,941)

ADJUSTED SG&A EXPENSE	$43,947	$40,649	$181,452	$146,821

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME	$112,000	$117,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,193	2,193
Anticipated pre-tax amortization of acquisition-related intangible assets	29,280	29,280
Amortization of debt issuance costs	1,834	1,834
Contingent consideration	10,000	10,000
Tax effect of intangible amortization and integration	(6,374)	(6,374)
Guidance rounding adjustment	67	67

GUIDANCE ON ADJUSTED NET INCOME	$149,000	$154,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$1.96	$2.04
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.04	0.04
Anticipated pre-tax amortization of acquisition-related intangible assets	0.51	0.51
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	0.17	0.17
Tax effect of intangible amortization and integration	(0.11)	(0.11)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$2.61	$2.69

Totals may not add due to rounding.

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